PROMISSORY NOTE

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   Principal      Loan date     Maturity     Loan No.     Call    Collateral         Account      Officer  Initials
 $1,700,000.00   02-05-1996    01-29-2006    50028953      090        434             53868        MP/49
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
References  In the shaded  area are for  Lender's  use only and do not limit the
applicability   of   this   document   to   any   particular   loan   or   Item.
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
Borrower:  BOWLIN'S INCORPORATED    Lender:  Norwest Bank new Mexico, National Association
           136 LOUISIANA NE                  Eldorado Business Banking
           ALBUQUERQUE, NM  87108            P.O. Box 1081
                                             11199 Montgomery NE
                                             Albuquerque, NM  87103-1081
================================================================================

Principal Amount: $1,700,000.00   Initial Rate: 9.250%   Date of Note: February 5, 1996

PROMISE TO PAY. BOWLIN'S INCORPORATED ("Borrower") promises to pay to Norwest Bank New Mexico, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Seven Hundred Thousand & 00/100 Dollars ($1,700,000.00), together with Interest on the unpaid principal balance from February 5, 1996, until paid In full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 120 payments of $21,723.61 each payment. Borrower's first payment is due February 29, 1996, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on January 29, 2006, and will be for all principal and all accrued Interest not yet paid. Payments Include principal and Interest. Interest on this
Note is computed on a 365/365 simple Interest basis; that is, by applying the ratio of the annual Interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid Interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an Independent Index which is the NORWEST BANK MINNESOTA, N.A. BASE LENDING RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The Interest rate change will not occur more often than each QUARTER. The Index currently Is 8.250% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index resulting in an Initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) Increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and Increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender In writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE PAYMENTS. If any payment is not received by Lender within five calendar days after the payment is due as provided in this Note (the "Due Date"), then additional Interest will accrue beginning on the sixth calendar day on the entire unpaid principal balance at the rate of three percent (3%) per year (the "Additional Interest") until all past-due payments and any Additional Interest are paid In full. All payments received more than 5 calendar days after the Due Date will be applied first to past due Interest and principal, then to current Interest and current principal, and then to cost of collection.

APPLICATION OF REGULAR PAYMENTS. Notwithstanding any provision of this Note to the contrary, any regularly scheduled Installment payment of principal and Interest which is received before the due date of such payment, or which is received within 5 calendar days after the due date, will be applied to Interest and to principal as if such payment were received on the due date.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes Insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or Insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security Interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any of the events described In this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, and after Lender has notified Borrower of said Default and if such Default shall not be remedied within 15 days after such notification then, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid Interest immediately due, without notice, and then Borrower will pay that amount. Upon default, Including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 6.000 percentage points over the Index. The Interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of New Mexico. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Bernalillo County, the State of New Mexico This Note shall be governed by and construed In accordance with the laws of the State of New Mexico.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security Interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by, in addition to any other collateral, a Mortgage dated February 5, 1996, from Borrower to Lender on real property located in LUNA County, State of New Mexico, and a Deed of Trust dated February 5, 1996, to a trustee in favor of Lender on real property located in COCHISE County, State of Arizona, all the terms and conditions of which are hereby Incorporated and made a part of this Note.

FINANCIAL STATEMENTS. I agree to provide to you, upon request, any financial statements or information you may deem necessary. I warrant that all financial statements and information I provide to you are or will be accurate, correct and complete.

ARBITRATION. Lender and Borrower agree that, except for "Core Proceedings" under the United States Bankruptcy Code, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including, without limitation, contract and tort disputes, shall be arbitrated pursuant to the Commercial Arbitration rules of the American Arbitration Association (the "AAA"), upon request of other party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the uniform Commercial Code.

Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.

Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision.

Any arbitration hereunder shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of commercial law for at least ten
(10) years or a retired judge at the District Court or an appelate court level, the parties to the dispute or their representatives shall obtain from

02-05-1996                      PROMISSORY NOTE                           Page 2
Loan No. 50028953                 (Continued)
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AAA a list of persons meeting the criteria  outlined above and the parties shall select the person In the manner, established by the AAA.

In any arbitration hereunder: (1) the arbitrator shall decide (by documents only or with a hearing, at the arbitrator's discretion) any pro-hearing motions which are substantially similar to pro-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided In the Now Mexico Rules of Civil Procedure, with all discovery to be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings; and any requests for an extension of the discovery periods. or any discovery disputes shall be subject to final determination by the arbitrator; and (3) the arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the Lender's Rights provisions of this Note.

RATE CAP. Effective February 5, 1996 through February 29, 2001, under no circumstances will the interest rate on this Note be more than (except for any higher default rate shown above) the lesser of 10.00% per annum.

LOAN AGREEMENTS. This note is subject to that certain Business Loan Agreement dated 02/05/96 and any renewals, replacements or extentions thereof.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

BOWLIN'S INCORPORATED

By:/s/ MICHAEL L. BOWLIN
   -----------------------------------------
     MICHAEL L. BOWLIN, PRESIDENT

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Variable Rate. Installment. LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.20b(c)
1998 CFI ProServices, Inc. All rights reserved. [NM-D20 E3.20 P3.20 BOWLINS 1.LN C10.OVL]